Annual Report

Cover Page

Name of issuer:

Better Network, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/19/2015

Physical address of issuer:

151 West 25th Street
11th Floor
New York NY 10001

Website of issuer:

https://withfriends.co

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$11,833.11	$1,251.67
Cash & Cash Equivalents:	$11,833.11	$1,251.59
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$6,768.00	$706.00
Long-term Debt:	$97,630.00	$97,630.00
Revenues/Sales:	$26,019.90	$6,284.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($162,320.44)	($14,366.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Better Network, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kunal Gupta	CEO	Better Network	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kunal Gupta	President	2015
Kunal Gupta	CEO	2015
Kunal Gupta	Engineer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joe Ahearn	20500000.0 Common Stock	20.5
Kunal Gupta	44500000.0 Common Stock	44.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company has a limited operating history upon which an investor can evaluate its performance, and accordingly, its prospects must be considered in the light of customary issues early-stage companies encounter. The Company was incorporated under the laws of the State of Delaware in June 2015 and launched the Withfriends platform on August 2017. Accordingly, we have limited operating history upon which an evaluation of our prospects and future performance can be made. The Company's ability to build a successful business must be considered in light of the challenges, complications, difficulties, problems, uncertainties, and delays frequently encountered in connection with the growth of an early-stage business. The Company expects its operating expenses will increase in the near future and there is no guarantee that we will be able to make and maintain profits. Investors should consider the Company's business, operations, and prospects in like of the risks, expenses, and challenges faced by an early-stage company.

The Company operates in a market that is attracting competition and some of the Company's competitors are better positioned than we are to take the majority of the market. Withfriends is a crowdfunding platform for event organizers with a focus on art spaces and music venues. Our competitors include major companies such as (Eventbrite - ticketing, Kickstarter - time based crowdfunding, Drip (recurring funding), and Patreon (recurring funding) and lesser known smaller businesses such as (JoinIt, Nation Builder, Member Planet and Sumac - Membership management softwares). Our target market continues to become more competitive with existing competitors introducing more competitive offerings and new potential competitors entering the market. Many of our competitors have a superior brand image, financial, marketing, human resources, and technical capabilities than we have and thus they are better equipped to capture a larger market share than us. Accordingly, our competitors or potential competitors may commercialize services more rapidly or effective than we are able to which could result in the Company's failure to achieve a significant market share or revenue and profitability. The Company's inability to achieve the desired sale targets would harm its business and results of operations.

The Company's success depends significantly on its ability to develop the value and reputation of its brand. We believe that market awareness of our "Withfriends" brand will contribute significantly to the success of our business, and maintaining and enhancing our brand's value is critical for achieving our growth targets. The Company would have to increase its marketing budget substantially in order to build its brand image and gain a competitive edge. However, maintaining, promoting and positioning the Company's brand will largely depend on the success of its marketing and merchandising efforts and its ability to provide consistent, high-quality services. Any negative posts, comments, or feedback about our brand on social media, whether or not valid, could seriously damage our Company's reputation. If we are unable to successfully promote our services, our ability to maintain current clients and attract new customers could be adversely affected, and consequently, our financial performance could suffer. We use integrated marketing tools, paid advertising campaigns, social media, promotions, and distribution of marketing materials to promote our brand and service offerings. If we are unable to maintain and enhance our "Withfriends" brand or utilize marketing tools in a cost-effective manner, our business, brand image, revenues, and profitability may suffer.

Our success depends on our ability to continue to innovate. To remain competitive, we must continuously enhance and improve the functionality and features of our platform including our website and mobile application. The Internet and crowdfunding industry is rapidly changing and becoming more competitive. If competitors tap into new art spaces and music venues and introduce better services embodying new technologies, or if new industry standards or practices emerge, our existing website and mobile application may become obsolete. Our future success depends on our ability to enhance our existing services, introduce new services, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely manner. Introducing new features and services on the website entails significant technical and business risk. If we are unable to introduce new features in a timely manner or if our recent changes to our platform do not perform as expected, the art and music venue spaces and customers in our network may forego the use of our services in favor of those of our competitors.

The Company depends on sales of its services for substantially all of its revenue, and any decrease in the sales would harm its business. A decline in the prices of our services or a decrease in sales, whether due to macroeconomic conditions, competition or otherwise, or the Company's inability to increase sales of our services would affect the Company's business and operating results. We have already hired additional sales associates but there is no guarantee that they would be able to achieve our desired sales targets. While the Company likely will evaluate other services offerings and tap into new markets beyond art spaces and music venues, the Company may not be successful in identifying or executing on any new opportunities. If the Company fails to achieve desired sales targets and win new customers, this could end the Company.

We depend on third-party service providers for a variety of services. Failure to maintain and renew the usage of application program interfaces (API) and other third-party services could adversely affect product functionality, like the upselling of memberships from third-party ticketing platforms, or the management of member payments through financial tools. If any of these platforms change the API services they are offering it could disrupt operations and profitability for the company

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue. Some of our competitors may merge or make acquisitions or enter into strategic partnerships to offer more comprehensive services than they individually do or to achieve economies-of-scale. In addition, new entrants who we currently don't consider competitors may enter into strategic partnerships or acquisitions. Through mergers and acquisitions, strategic partnerships, and vertical integrations to include the markets that we address, the newly expanded companies might be able to offer more compelling services at lower prices and hinder our ability to compete effectively on the basis of pricing, services offerings, marketing and sales, technology or platform functionality. Industry consolidation could result in loss of our customers and a reduction in our revenue.

The Company is highly dependent on its Chief Executive Officer. The Company's future success depends significantly on the continued leadership of its Founder and Chief Executive Officer, Kunal Gupta. Mr. Gupta is critical to the strategic direction, business development, and overall management of the company. He brings in years of experience in audience development and management of art and music event venue spaces. He was awarded 44,500,000 shares as part of his equity compensation as the CEO. Mr. Gupta is an at-will employee and is free to terminate his relationship with the Company at any time. His knowledge of the Company's business and industry might be difficult to replace. The loss of Mr. Gupta could adversely affect the Company's business, financial condition, cash flow, and operating results.

If the Company is unable to attract, retain, and motivate necessary personnel then its ability to develop and successfully grow its business could be harmed. In addition to continued services of Mr. Gupta, the company's future success is highly dependent on the contributions of its executive officers and key personnel. The executive team must collaboratively work together to support the growth of the business. If our executive team and key personnel fail to work together effectively and execute our plans, our business and operating results could be harmed.

All of the Company's employees are free to terminate their employment and relationship with the Company at any time. If one or more of the Company's executive team members or key employees leave, it might be difficult for us to attract and integrate a new personnel into our team. If the Company is unable to successfully integrate the new hire into the team or if the performance of the new personnel is not as anticipated, it could be disruptive for the Company's and business may suffer.

The Company's growths strategy depends on expanding our team and hiring new personnel for marketing, sales, support, and development. Competition for highly qualified personnel is intense. Attracting, recruiting, training, integrating, and retaining new personnel is expensive and requires significant time and attention. Many of companies with which we compete with for personnel have greater resources than us. If we are unable to effectively recruit and retain talent, we may not be able to achieve our strategic objectives and as a result, our business, financial condition, and operating results could be adversely affected.

Security breaches or other disruptions to our Company's information systems could adversely affect our operating results and expose us to liabilities. We depend on the Withfriends platform, information systems and internet-based technologies to operate our Company's website, respond to customer inquiries, process transactions, and manage digital marketing tools. The secure processing and functionality of our information infrastructure are crucial to our operations. Any breakdown, disruptions or systems failures due to viruses, cyber attacks, computer hacking, security breaches, software or hardware malfunction, unsuccessful systems updates or due to human error could impair the Company's ability to process sales and obtain new customers which would cause its revenue to decline. In addition, we receive, process, collect and store personally identifiable information and other sensitive data from our potential customers, customers, and third-party strategic partners and suppliers. Despite our security measures, our information infrastructure might be vulnerable to security breaches, employee theft or misuse, or human error, and may lead to access, disclosure, and loss of information. This could result in legal claims and liability under the privacy of personal information law, disrupt our operations, damage our reputation, and cause a loss in consumer confidence in our services which could adversely affect our performance, revenues, and competitive positioning.

Demand for our services is highly correlated with the economic conditions. The company generates all of its revenue from discretionary consumer spending. Factors which affect consumer discretionary spending include general economic conditions, levels of employment, tax rates, consumer confidence, and availability of credit. It is hard to predict trends in consumer discretionary spending due to volatile and uncertain global economic conditions. An economic uncertainty or downturn in the United States or in other target markets may adversely affect consumer discretionary spending and demand for our services. A decline in demand for our services could negatively impact our financial performance and operating results.

Even if we raise the maximum amount sought in this offering, we will need to raise extensive funds in order to sustain and grow our business. Our goal is to raise a minimum of $50,000 under Regulation Crowdfunding. This offering will be undertaken through the services of a third party equity crowdfunding portal, and there can be no assurance that we will be able to achieve our minimum fundraising goals. Failure to achieve our minimum raise amount may result in the Company having less than sufficient capital which could adversely affect the Company's ability to operate and grow in accordance with its current business plans. The amount of capital the company is attempting to raise in this offering is not enough to sustain the company's current business plan. Even if the Company manages to successfully raise the maximum amount of $1.07 million allowed in this offering under Regulation Crowdfunding, the Company will have to raise additional funding through other means in order to stay operational, grow, and meet its short-term and long-term goals. There is no guarantee the Company will be able to raise such funds on acceptable terms at all. In case, we fail to raise sufficient funds now or in future, we may be forced to cease operations and sell or otherwise transfer our remaining assets, which could cause an investor to lose all or portion of its investment.

Our financial projections are only estimates. Various factors could cause our operations results to fluctuation on a quarterly and annual basis, many of which are out of our control and makes it difficult to accurately predict our future performance. In addition to the other risk factors discussed in this section, factors that may lead to a variability in operations results include regulation within the music and arts industries and attendance volatility. There is no assurance that there will be sufficient demand for our services and we will be able to achieve our projected revenues or earn profits.

The SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date. Although the SAFE (Simple Agreement for Future Equity) may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney. You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the SAFE (Simple Agreement for Future Equity). Because the SAFE (Simple Agreement for Future Equity) have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the SAFE (Simple Agreement for Future Equity) have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the SAFE (Simple Agreement for Future Equity) may also adversely affect the price that you might be able to obtain for the SAFE (Simple Agreement for Future Equity) in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company. No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment. There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

A majority of the Company is owned by a small number of owners. Subject to any fiduciary duties owed to our other owners or investors under Delaware law, these owners may be able to exercise significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has the right to extend the Offering deadline. The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company received the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

There is no present market for the Securities and we have arbitrarily set the price. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

Purchasers will not become equity holders until the company decides to convert the Securities into CF Shadow Securities or until an IPO or sale of the Company. Purchasers will not have an ownership claim to the Company or to any of its assets or revenues for an indefinite amount of time, and depending on when and how the Securities are converted, the Purchasers may never become equity holders of the Company. Purchasers will not become equity holders of the Company unless the Company receives a future round of financing great enough to trigger a conversion and the Company elects to convert the Securities. The Company is under no obligation to convert the Securities into CF Shadow Securities (the type of equity securities Purchasers are entitled to receive upon such conversion). In certain instances, such as a sale of the Company, an IPO or a dissolution or bankruptcy, the Purchasers may only have a right to receive cash, to the extent available, rather than equity in the Company.

Purchasers will not have voting rights, even upon conversion of the Securities into Shadow Securities. Purchasers will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Securities. Upon such conversion, CF Shadow Securities will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities are converted. For example, if the Securities are converted upon a round offering Series B Preferred Shares, the Series B-CF Shadow Security holders will be required to vote the same way as a majority of the Series B Preferred Shareholders vote. Thus, Purchasers will never be able to freely vote upon any director or other matters of the Company.

Purchasers will not be entitled to any inspection or information rights other than those required by Regulation CF. Purchasers will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders may have such rights. Regulation CF requires only the provision of an annual report on Form C-AR and no additional information. This lack of information could put Purchasers at a disadvantage in general and with respect to other security holders.

Purchasers will be unable to declare the Securities in "default" and demand repayment. Unlike convertible notes and some other securities, the Securities do not have any "default" provisions upon which the Purchasers will be able to demand repayment of their investment. The Company has ultimate discretion as to whether or not to convert the Securities upon a future equity financing and Purchasers have no right to demand such conversion. Only in limited circumstances, such a liquidity event, may the Purchasers demand payment and even then, such payments will be limited to the amount of cash available to the Company.

The Company may never elect to convert the Securities or undergo a liquidity event. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to see them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	100,000,000	83,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	17000000

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	01/31/15
Amount	$84,204.00
Interest rate	4.0% per annum
Discount rate	70.0%
Valuation cap	$6,000,000.00
Maturity date	11/15/16

Upon a qualifying financing event, the convertibles notes will automatically convert to shares of stock in the same class and series as the maker of the qualifying financing event. Additionally, the holders of the convertible notes will receive between a 20-30 percent discount off of the pre-money valuation at the time of the qualifying financing event up to a cap of between $6,000,000 and $8,000,000 in valuation

Convertible Note

Issue date	02/01/16
Amount	$52,676.00
Interest rate	4.0% per annum
Discount rate	70.0%
Valuation cap	$6,000,000.00
Maturity date	11/15/16

Upon a qualifying financing event, the convertibles notes will automatically convert to shares of stock in the same class and series as the maker of the qualifying financing event. Additionally, the holders of the convertible notes will receive between a 20-30 percent discount off of the pre-money valuation at the time of the qualifying financing event up to a cap of between $6,000,000 and $8,000,000 in valuation

These Convertible Notes have not yet converted, despite the maturity date. The investors are involved in our strategy and advising, so have not enforced this conversion yet.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Section 4(a)(2)	Convertible Note	$52,676	General operations
6/2017	Section 4(a)(2)	SAFE	$14,776	General operations
3/2018	Section 4(a)(2)	SAFE	$50,000	General operations
11/2018	Regulation Crowdfunding	SAFE	$106,557	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Kunal Gupta
Amount Invested	$14,776.00
Transaction type	Safe
Issue date	06/30/17
Valuation cap	$5,000,000.00
Relationship	CEO

Kunal Gupta gave money for working capital in return for a future promise of Common Stock

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We help music venues, art galleries, and other cultural spaces set up quality membership programs, which builds crucial monthly recurring revenue. During ticket sale check out, we give customers quick and easy actionables to sign up for memberships, giving them the opportunity to support their favorite spaces. Running a great monthly membership program can double the revenue of these cultural spaces, helping them afford to stay in our cities and keep making them beautiful places to live.

While currently in private beta, we've found that we can convert around 20% of a venue's existing audience into members. Once our platform is public, we want to offer our game-changing tool not just to music and art venues, but bookstores, record shops, or any small business competing with large corporate retail. By helping small businesses develop a stable new source of income, we can ensure that our cities will support innovative, vibrant, diverse culture for decades to come, even as they grow

Milestones

Better Network, Inc. was incorporated in the State of Delaware in June 2015.

Since then, we have:

- Since launching, 8,500+ attendees have bought tickets for 450+ events.
- 1700+ of those attendees became members (~20%), raising over $100k in additional revenue, or $11 for every attendee
- We've targeted and are in active discussions with over 120 accounts, with over 30 launched.
- Founders all have 10+ years experience as arts-based entrepreneurs in New York City.
- Piloting program with 3 large music venues -- House of Yes, Le Poisson Rouge, and Elsewhere -- each projected to sign hundreds of new members up every month.
- Imminent product feature will make it 3x faster to bring our fundraising services to the people who need them.
- Filing over $1,200 in monthly revenue while in private beta mode.

Historical Results of Operations

Our company was organized in June 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $6,284 compared to the year ended December 31, 2017, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2018, compared to % in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,202, including $1,202 in cash. As of December 31, 2017, the Company had $86 in total assets, including $86 in cash.
- *Net Loss.* The Company has had net losses of $14,366 and net losses of $59,506 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $98,336 for the fiscal year ended December 31, 2018 and $82,854 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $136,880 in convertibles and $64,776 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Better Network, Inc. cash in hand is $11,176.52, as of March 2018. Over the last three months, revenues have averaged $4,650.66/month, cost of goods sold has averaged $115.27/month, and operational expenses have averaged $4,897.69/month, for an average burn rate of $362.30 per month. Our intent is to be profitable in 12 months.

Having finished an MVP and validation in 2017, the company has spent 2018 creating its first sales team with full-time and commission-based workers, developing a brand, and increasing our technological capacity.

In Feburary 2018, the Company filed documents to recapitalize the Company raising the number of authorized shares from 10,000,000 to 100,000,000. Additionally, the number of shares issued and outstanding was raised to approximately 83,000,000 with an additional 17,000,000 shares allocated to the share-based compensation plan, as discussed above.

We forecast a ramp up in sales activity over the next 3-6 months, a period during which we dramatically increase both our revenue and sales-related expenses. In addition, we aim to grow our development team towards the end of that period, and we aim to establish a modest events + advertising based marketing campaign that will be running throughout this period.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://withfriends.co/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements



WITHFRIENDS

2018 Report

Dear investors,

Last year was incredible - it started with just a handful of organizers talking to us over dinners in Bushwick about how they were struggling with fundraising and now we're nearing half a million dollars in funds raised for over a hundred organizers! Each new partner and account inspired us to push further and harder and having the year culminate with our acceptance in Y Combinator, knowing that this entire community of supporters was at our back, was amazing. We've learning so much in the past few months and can't wait to put it to work.

We need your help!

Now the product is streamlined and any account can get set up in just a few clicks, totally on their own! So please share Withfriends with all your friends, and let them know that they can have their own, customized memberships up and running in no time! We're also looking for more advice in tweaking our organic acquisition, and streamlining customer success on the platform. If any of those areas of spaces of expertise for you, please let us know!

Sincerely,

Kunal Gupta
Co-Founder & Engineer

Martha Hipley
Co-Founder & Product / Design

Joe Ahearn
Co-Founder & Sales / Support

Our Mission

While currently in private beta, we've found that we can convert around 20% of a venue's existing audience into members. Once our platform is public, we want to offer our game-changing tool not just to music and art venues, but bookstores, record shops, or any small business competing with large corporate retail. By helping small businesses develop a stable new source of income, we can ensure that our cities will support innovative, vibrant, diverse culture for decades to come, even as they grow

See our full profile

How did we do this year?

Report Card

B+

The Good

We signed up over 100 organizers!

We expanded our team!

We got into Y Combinator!

The Bad

We still were onboarding a lot of accounts by hand

Our features were still a bit rough for users

We spent a lot more time focused on investment than product and sales

2018 At a Glance

January 1 to December 31


$$$$

$26,020 +314%
Revenue



-$162,320
Net Loss


IOU!

$6,768 +859%
Short Term Debt



$156,557
Raised in 2017



$182,826
Cash on Hand
As of 03/ 1/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We help music venues, art galleries, and other cultural spaces set up quality membership programs, which builds crucial monthly recurring revenue. During ticket sale check out, we give customers quick and easy actionables to sign up for memberships, giving them the opportunity to support their favorite spaces. Running a great monthly membership program can double the revenue of these cultural spaces, helping them afford to stay in our cities and keep making them beautiful places to live.

While currently in private beta, we've found that we can convert around 20% of a venue's existing audience into members. Once our platform is public, we want to offer our game-changing tool not just to music and art venues, but bookstores, record shops, or any small business competing with large corporate retail. By helping small businesses develop a stable new source of income, we can ensure that our cities will support innovative, vibrant, diverse culture for decades to come, even as they grow

Milestones

Better Network, Inc. was incorporated in the State of Delaware in June 2015.

Since then, we have:

- Since launching, 8,500+ attendees have bought tickets for 450+ events.
- 1700+ of those attendees became members (~20%), raising over $100k in additional revenue, or $11 for every attendee
- We've targeted and are in active discussions with over 120 accounts, with over 30 launched.
- Founders all have 10+ years experience as arts-based entrepreneurs in New York City.
- Piloting program with 3 large music venues -- House of Yes, Le Poisson Rouge, and Elsewhere -- each projected to sign hundreds of new members up every month.
- Imminent product feature will make it 3x faster to bring our fundraising services to the people who need them.
- Filing over $1,200 in monthly revenue while in private beta mode.

Historical Results of Operations

Our company was organized in June 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $6,284 compared to the year ended December 31, 2017, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2018, compared to % in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $1,202, including $1,202 in cash. As of December 31, 2017, the Company had $86 in total assets, including $86 in cash.
- *Net Loss.* The Company has had net losses of $14,366 and net losses of $59,506 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $98,336 for the fiscal year ended December 31, 2018 and $82,854 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $136,880 in convertibles and $64,776 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Better Network, Inc. cash in hand is $11,176.52, as of March 2018. Over the last three months, revenues have averaged $4,650.66/month, cost of goods sold has averaged $115.27/month, and operational expenses have averaged $4,897.69/month, for an average burn rate of $362.30 per month. Our intent is to be profitable in 12 months.

Having finished an MVP and validation in 2017, the company has spent 2018 creating its first sales team with full-time and commission-based workers, developing a brand, and increasing our technological capacity.

In Feburary 2018, the Company filed documents to recapitalize the Company raising the number of authorized shares from 10,000,000 to 100,000,000. Additionally, the number of shares issued and outstanding was raised to approximately 83,000,000 with an additional 17,000,000 shares allocated to the share-based compensation plan, as discussed above.

We forecast a ramp up in sales activity over the next 3-6 months, a period during which we dramatically increase both our revenue and sales-related expenses. In addition, we aim to grow our development team towards the end of that period, and we aim to establish a modest events + advertising based marketing campaign that will be running throughout this period.

Net Margin: -624%

Gross Margin: 100%

Return on Assets: -1,372%

Earnings per Share: -$1,955.67

Revenue per Employee: $6,505

Cash to Assets: 100%

Revenue to Receivables: ~

Debt Ratio: 882%

Withfriends_2018_Financials.pdf | 2017-2016_Better_Network_Inc_FS_Review__final_.pdf

We ♥ Our 122 Investors

Thank You For Believing In Us

Fer Yanez Trevino
Yifu Guo
Tristan Perich
John Alexander Farrill
Andrew Wallace
Tyler Whitmer
Jim Mooney
Marcus Dakota
Kathleen Gauder
Evan J SEGAL
Kevin King
Khari Francis
Amir Hirsch
Kenneth Monroe
Joe Mauriello
Joygill Moriah
June Gellis Malone
Ritu Gupta
Prashast THAPAN
Monette M. Ferguson
Mari Okami
Rich Evans
Neil Young
Brent Clark Lundell Jr.
Siddhartha Gupta
Trasey Green
Jacob Ruiz
Wei Chen
Jake Rosenthal
Joe Salina
Alexander Weiner
Stephen Evans
Zach Staggers
Rich Awn
James Yeh
Ilona Mooney
Chris Widget DiMauro
Simone Bonezone Ver E...
Tom Ritchford
David Oblath
Cody Heisinger
Jonathan Sherwin
Shashi Kuchhal
Nutan Gupta
Desh Sharma
Ashish Gupta
Rajiv Uppal
Neha Keshav
Aditi Jain
Divya Gupta
Cathleen Chopra-McGow...
Asha Gupta
Anand Chopra-McGowan
Shilpi Kuchhal
Subhash Gupta
Pamela Gupta
Kelly Sherman
Harish Kuchhal
Guy L Scalzi
Piyush Gupta
Suzanne Phillip
Noel Hidalgo
Mary McGowan73
Maneesh Sagar
Sam Wander
Lindsay Todd Maumus
Aryaman Chopra
Varinder Chopra
Divya Soni
Anuj Soni
Neeraj Sen
Jessica Kristine
Eve Ahearn
Lorissa Rinehart
Amit Gupta
Robert Z Norman
Yingxi Adelle Lin

Kira Simon-Kennedy
Luming Hao
Lynnette Emanuel
Ajay Soni
Catherine Nolan
Francis Tseng
Achim Koh
Harold Levy
Jeff Stark
Ryan Ong
Jenna Green
Andree Robinson-Neal
Kellen Dye
Corinne Brenner
Jonah Levy
Moses Nakamura
Will McKeen
Barry Hoggard
Solomon Barrow
Kevin Qiu
Drew Messinger-Michaels
Dylan Bargteil
Vivek Rao
Alexander Khan
Ashley Taylor
Robert Cardos
Olympia Kazi
Beverly Liang
Mp Lockwood
Katie Wagner
Eli Dvorkin
Jeff Rosenstock
James Clark
Eliza Ryan
Stalgia Mark Grigg
Jonathan A Flores
Ashish Shetty
Cynthia Gooden
Dmitry Kuzmenko
Benham Jones
Brian Sweeny
Bulbul Gupta
Daniel Fishkin
Jeff Stark
Jiwon Moon

Thank You!

From the Withfriends Team



Kunal Gupta
Co-Founder & Engineer



Martha Hipley
Co-Founder & Product / Design



Joe Ahearn
Co-Founder & Sales / Support



Jesse Highstein

Account Management

Former Director of Marketing at Gasa Gasa, Experienced Film Photographer



Carlos Salas

Jeweller

Brown, artist, punk, anarcha, immigrant, intersectional, they/them, survivor



Jon Murphy

Jeweller

NYC Composer & Designer // Guitarist for DAD



Roo Shamim

Jeweller

Social impact researcher. systems thinker. networking fairy



Oriana Leckert

Jeweller

writer, editor, and cultural hipstorian [sic]



Elise Lefteriou

Support Consultant

Experience in Marketing, Digital Design, Web Design, Former Jr. Product Manager of Swellby



Kengo Ikeda-Yeki

Engineering Consultant

Artist, designer & developer. Previously web and android product engineer @ Tumblr



Maneesh Sagar

Business Dev Advisor

Serial Entrepreneur, Purpose driven VC, Board Advisor, and CEO Coach.



Michael Lawrence

Legal Advisor

Entertainment Attorney, Music Lawyer

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Kunal Gupta	CEO @ Better Network	2015

Officers

OFFICER	TITLE	JOINED
Kunal Gupta	Engineer	2015

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Joe Ahearn	20,500,000 Common Stock	20.5%
Kunal Gupta	44,500,000 Common Stock	44.5%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
02/2016	$52,676		Section 4(a)(2)
03/2018	$50,000	Safe	Section 4(a)(2)
01/2015	$84,204		Section 4(a)(2)
06/2017	$14,776	Safe	Section 4(a)(2)

The use of proceeds is to fund general operations.

Convertible Notes Outstanding

ISSUED	AMOUNT	INTEREST	DISCOUNT	VALUATION CAP	MATURITY
01/31/2015	$84,204	4.0%	70.0%	$6,000,000	11/15/2016
02/01/2016	$52,676	4.0%	70.0%	$6,000,000	11/15/2016

Outstanding Debts

None.

Related Party Transactions

Name	Kunal Gupta
Amount Invested	$14,776
Transaction type	Safe
Issued	06/30/2017
Discount rate	20.0
Valuation cap	$5,000,000
Relationship	CEO

Kunal Gupta gave money for working capital in return for a future promise of Common Stock

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common	100,000,000	83,000,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	17,000,000

Risks

Even if we raise the maximum amount sought in this offering, we will need to raise extensive funds in order to sustain and grow our business. Our goal is to raise a minimum of $50,000 under Regulation Crowdfunding. This offering will be undertaken through the services of a third party equity crowdfunding portal, and there can be no assurance that we will be able to achieve our minimum fundraising goals. Failure to achieve our minimum raise amount may result in the Company having less than sufficient capital which could adversely affect the Company's ability to operate and grow in accordance with its current business plans. The amount of capital the company is attempting to raise in this offering is not enough to sustain the company's current business plan. Even if the Company manages to successfully raise the maximum amount of $1.07 million allowed in this offering under Regulation Crowdfunding, the Company will have to raise additional funding through other means in order to stay operational, grow, and meet its short-term and long-term goals. There is no guarantee the Company will be able to raise such funds on acceptable terms at all. In case, we fail to raise sufficient funds now or in future, we may be forced to cease operations and sell or otherwise transfer our remaining assets, which could cause an investor to lose all or portion of its investment.

A majority of the Company is owned by a small number of owners. Subject to any fiduciary duties owed to our other owners or investors under Delaware law, these owners may be able to exercise significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

Purchasers will be unable to declare the Securities in "default" and demand repayment. Unlike convertible notes and some other securities, the Securities do not have any "default" provisions upon which the Purchasers will be able to demand repayment of their investment. The Company has ultimate discretion as to whether or not to convert the Securities upon a future equity financing and Purchasers have no right to demand such conversion. Only in limited circumstances, such a liquidity event, may the Purchasers demand payment and even then, such payments will be limited to the amount of cash available to the Company.

The Company may never elect to convert the Securities or undergo a liquidity event. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to see them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

Our success depends on our ability to continue to innovate. To remain competitive, we must continuously enhance and improve the functionality and features of our platform including our website and mobile application. The Internet and crowdfunding industry is rapidly changing and becoming more competitive. If competitors tap into new art spaces and music venues and introduce better services embodying new technologies, or if new industry standards or practices emerge, our existing website and mobile application may become obsolete. Our future success depends on our ability to enhance our existing services, introduce new services, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely manner. Introducing new features and services on the website entails significant technical and business risk. If we are unable to introduce new features in a timely manner or if our recent changes to our platform do not perform as expected, the art and music venue spaces and customers in our network may forego the use of our services in favor of those of our competitors.

The Company depends on sales of its services for substantially all of its revenue, and any decrease in the sales would harm its business. A decline in the prices of our services or a decrease in sales, whether due to macroeconomic conditions, competition or otherwise, or the Company's inability to increase sales of our services would affect the Company's business and operating results. We have already hired additional sales associates but there is no guarantee that they would be able to achieve our desired sales targets. While the Company likely will evaluate other services offerings and tap into new markets beyond art spaces and music venues, the Company may not be successful in identifying or executing on any new opportunities. If the Company fails to achieve desired sales targets and win new customers, this could end the Company.

The Company's success depends significantly on its ability to develop the value and reputation of its brand. We believe that market awareness of our "Withfriends" brand will contribute significantly to the success of our business, and maintaining and enhancing our brand's value is critical for achieving our growth targets. The Company would have to increase its marketing budget substantially in order to build its brand image and gain a competitive edge. However, maintaining, promoting and positioning the Company's brand will largely depend on the success of its marketing and merchandising efforts and its ability to provide consistent, high-quality services. Any negative posts, comments, or feedback about our brand on social media, whether or not valid, could seriously damage our Company's reputation. If we are unable to successfully promote our services, our ability to maintain current clients and attract new customers could be adversely affected, and consequently, our financial performance could suffer. We use integrated marketing tools, paid advertising campaigns, social media, promotions, and distribution of marketing materials to promote our brand and service offerings. If we are unable to maintain and enhance our "Withfriends" brand or utilize marketing tools in a cost-effective manner, our business, brand image, revenues, and profitability may suffer.

The Company operates in a market that is attracting competition and some of the Company's competitors are better positioned than we are to take the majority of the market . Withfriends is a crowdfunding platform for event organizers with a focus on art spaces and music venues. Our competitors include major companies such as (Eventbrite - ticketing, Kickstarter - time based crowdfunding, Drip (recurring funding), and Patreon (recurring funding) and lesser known smaller businesses such as (JoinIt, Nation Builder, Member Planet and Sumac - Membership management softwares). Our target market continues to become more competitive with existing competitors introducing more competitive offerings and new potential competitors entering the market. Many of our competitors have a superior brand image, financial, marketing, human resources, and technical capabilities than we have and thus they are better equipped to capture a larger market share than us. Accordingly, our competitors or potential competitors may commercialize services more rapidly or effective than we are able to which could result in the Company's failure to achieve a significant market share or revenue and profitability. The Company's inability to achieve the desired sale targets would harm its business and results of operations.

The Company has a limited operating history upon which an investor can evaluate its performance, and accordingly, its prospects must be considered in the light of customary issues early-stage companies encounter. The Company was incorporated under the laws of the State of Delaware in June 2015 and launched the Withfriends platform on August 2017. Accordingly, we have limited operating history upon which an evaluation of our prospects and future performance can be made. The Company's ability to build a successful business must be considered in light of the challenges, complications, difficulties, problems, uncertainties, and delays frequently encountered in connection with the growth of an early-stage business. The Company expects its operating expenses will increase in the near future and there is no guarantee that we will be able to make and maintain profits. Investors should consider the Company's business, operations, and prospects in like of the risks, expenses, and challenges faced by an early-stage company.

The Company is highly dependent on its Chief Executive Officer. The Company's future success depends significantly on the continued leadership of its Founder and Chief Executive Officer, Kunal Gupta. Mr. Gupta is critical to the strategic direction, business development, and overall management of the company. He brings in years of experience in audience development and management of art and music event venue spaces. He was awarded 44,500,000 shares as part of his equity compensation as the CEO. Mr. Gupta is an at-will employee and is free to terminate his relationship with the Company at any time. His knowledge of the Company's business and industry might be difficult to replace. The loss of Mr. Gupta could adversely affect the Company's business, financial condition, cash flow, and operating results.

If the Company is unable to attract, retain, and motivate necessary personnel then its ability to develop and successfully grow its business could be harmed. In addition to continued services of Mr. Gupta, the company's future success is highly dependent on the contributions of its executive officers and key personnel. The executive team must collaboratively work together to support the growth of the business. If our executive team and key personnel fail to work together effectively and execute our plans, our business and operating results could be harmed.

All of the Company's employees are free to terminate their employment and relationship with the Company at any time. If one or more of the Company's executive team members or key employees leave, it might be difficult for us to attract and integrate a new personnel into our team. If the Company is unable to successfully integrate the new hire into the team or if the performance of the new personnel is not as anticipated, it could be disruptive for the Company's and business may suffer.

The Company's growths strategy depends on expanding our team and hiring new personnel for marketing, sales, support, and development. Competition for highly qualified personnel is intense. Attracting, recruiting, training, integrating, and retaining new personnel is expensive and requires significant time and attention. Many of companies with which we compete with for personnel have greater resources than us. If we are unable to effectively recruit and retain talent, we may not be able to achieve our strategic objectives and as a result, our business, financial condition, and operating results could be adversely affected.

Security breaches or other disruptions to our Company's information systems could adversely affect our operating results and expose us to liabilities. We depend on the Withfriends platform, information systems and internet-based technologies to operate our Company's website, respond to customer inquiries, process transactions, and manage digital marketing tools. The secure processing and functionality of our information infrastructure are crucial to our operations. Any breakdown, disruptions or systems failures due to viruses, cyber attacks, computer hacking, security breaches, software or hardware malfunction, unsuccessful systems updates or due to human error could impair the Company's ability to process sales and obtain new customers which would cause its revenue to decline. In addition, we receive, process, collect and store personally identifiable information and other sensitive data from our potential customers, customers, and third-party strategic partners and suppliers. Despite our security measures, our information infrastructure might be vulnerable to security breaches, employee theft or misuse, or human error, and may lead to access, disclosure, and loss of information. This could result in legal claims and liability under the privacy of personal information law, disrupt our operations, damage our reputation, and cause a loss in consumer confidence in our services which could adversely affect our performance, revenues, and competitive positioning.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

Purchasers will not be entitled to any inspection or information rights other than those required by Regulation CF. Purchasers will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders may have such rights. Regulation CF requires only the provision of an annual report on Form C-AR and no additional information. This lack of information could put Purchasers at a disadvantage in general and with respect to other security holders.

Purchasers will not have voting rights, even upon conversion of the Securities into Shadow Securities. Purchasers will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Securities. Upon such conversion, CF Shadow Securities will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities are converted. For example, if the Securities are converted upon a round offering Series B Preferred Shares, the Series B-CF Shadow Security holders will be required to vote the same way as a majority of the Series B Preferred Shareholders vote. Thus, Purchasers will never be able to freely vote upon any director or other matters of the Company.

Purchasers will not become equity holders until the company decides to convert the Securities into CF Shadow Securities or until an IPO or sale of the Company. Purchasers will not have an ownership claim to the Company or to any of its assets or revenues for an indefinite amount of time, and depending on when and how the Securities are converted, the Purchasers may never become equity holders of the Company. Purchasers will not become equity holders of the Company unless the Company receives a future round of financing great enough to trigger a conversion and the Company elects to convert the Securities. The Company is under no obligation to convert the Securities into CF Shadow Securities (the type of equity securities Purchasers are entitled to receive upon such conversion). In certain instances, such as a sale of the Company, an IPO or a dissolution or bankruptcy, the Purchasers may only have a right to receive cash, to the extent available, rather than equity in the Company.

There is no present market for the Securities and we have arbitrarily set the price. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

The Company has the right to extend the Offering deadline. The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company received the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

No Guarantee of Return on Investment. There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company. No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

The SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date. Although the SAFE (Simple Agreement for Future Equity) may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney. You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the SAFE (Simple Agreement for Future Equity). Because the SAFE (Simple Agreement for Future Equity) have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the SAFE (Simple Agreement for Future Equity) have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the SAFE (Simple Agreement for Future Equity) may also adversely affect the price that you might be able to obtain for the SAFE (Simple Agreement for Future Equity) in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Our financial projections are only estimates. Various factors could cause our operations results to fluctuation on a quarterly and annual basis, many of which are out of our control and makes it difficult to accurately predict our future performance. In addition to the other risk factors discussed in this section, factors that may lead to a variability in operations results include regulation within the music and arts industries and attendance volatility. There is no assurance that there will be sufficient demand for our services and we will be able to achieve our projected revenues or earn profits.

Demand for our services is highly correlated with the economic conditions. The company generates all of its revenue from discretionary consumer spending. Factors which affect consumer discretionary spending include general economic conditions, levels of employment, tax rates, consumer confidence, and availability of credit. It is hard to predict trends in consumer discretionary spending due to volatile and uncertain global economic conditions. An economic uncertainty or downturn in the United States or in other target markets may adversely affect consumer discretionary spending and demand for our services. A decline in demand for our services could negatively impact our financial performance and operating results.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue. Some of our competitors may merge or make acquisitions or enter into strategic partnerships to offer more comprehensive services than they individually do or to achieve economies-of-scale. In addition, new entrants who we currently don't consider competitors may enter into strategic partnerships or acquisitions. Through mergers and acquisitions, strategic partnerships, and vertical integrations to include the markets that we address, the newly expanded companies might be able to offer more compelling services at lower prices and hinder our ability to compete effectively on the basis of pricing, services offerings, marketing and sales, technology or platform functionality. Industry consolidation could result in loss of our customers and a reduction in our revenue.

We depend on third-party service providers for a variety of services. Failure to maintain and renew the usage of application program interfaces (API) and other third-party services could adversely affect product functionality, like the upselling of memberships from third-party ticketing platforms, or the management of member payments through financial tools. If any of these platforms change the API services they are offering it could disrupt operations and profitability for the company

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

<u>Restrictions on Transfer</u>

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Better Network, Inc.

- Delaware Corporation
- Organized June 2015
- 4 employees

151 West 25th Street
11th Floor
New York NY 10001

https://withfriends.co

Business Description

Refer to the Withfriends profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Withfriends is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

Questions? Ideas? Love Letters?

Say something nice....

SUBMIT COMMENT



You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.



Kunal Gupta

Co/Founder of Withfriends, Silent Barn & Babycastles // Lifelong Programmer // ex-Touring Musician

WithFriends • New York University

Brooklyn, New York • 161

InMail ...

Experience

Founder
WithFriends
Jul 2015 – Present • 2 yrs 9 mos
New York

Withfriends is a platform to help us preserve culture in our cities.

We help music venues, art spaces, and people who organize cultural events set up memberships programs, and we help their audiences discover and buy into them.

Running a great monthly membership program can double the revenue of cultural spaces, which means that cultural organizers they can afford to stick around and keep making our cities beautiful places to live.

Since launching in september, nearly 9000 friends have attended nearly 500 events. Over 1500 of them have become members (almost $20%), successfully raising $95k in additional revenue for our spaces.

That's an additional $11 for every attendee!

Check out the new power to make spaces last that we're bringing to art organizers around the world:
https://withfriends.co

Co-Founder
Silent Barn
Oct 2012 – Present • 5 yrs 6 mos
New York

Silent Barn is an arts collective and all-ages performance space in Bushwick, Brooklyn. In addition to hosting hundreds of public events each year, Silent Barn is home to a complex of studio and living spaces that foster civic, cultural, and entrepreneurial projects and bring communities together.

Media (1)



Joyful Noise in Silent Barn, an Alt-Arts Mecca in Brooklyn

Founder
Babycastles
Oct 2010 – Present • 7 yrs 6 mos
New York, NY

Babycastles is a cooperatively run movement that helped establish the cultural value of video games as an emerging art form, partnering with MoMA, SFMOMA, American Museum Natural History, XL Recordings, and worldwide organizations to bring art video game exhibitions to a large public. It maintains a video game art gallery near Chelsea, connecting the independent game developer community with the broader New York art community, identifying exciting new voices in game creation from around the world, and providing them exposure to new audiences.

Media (1)



Indie Video Arcade Pops Up in Midtown

Software Developer
Freelance
1996 – Present • 22 yrs

Various freelance software development work from a young age, ranging from web development, AI, innovative visual pattern recognition, and rapid application development engineer, mostly for creative industry clients.

Original Partner
285 Kent
2011 – 2011 • less than a year
New York

285 Kent was a pretty diverse and prominent nightclub style art venue for a few short years. At its inception, we filled it with hip-hop artists, art video games, participatory art installations, some avant garde, but more often just incredible popular music of all kinds, and proud to say we (at least Syed Salahuddin and I) were almost entirely presenting artists that were people of color. It was a space where well-known artists were regularly among the audience in attendance, and full of truly legendary evenings. Through out all the hands it passed, I think it was the best act booking team in New York.

Media (1)


INDESTRUCTIBLE
ROOM: THE STORY
OF 285 KENT

Articles: Indestructible Room: The Story of 285 K...

Education

New York University
Master's Degree
2006 – 2008
Activities and Societies: Most Memorable Classes & Teachers: Tactical Media & Media Change w/ Marisa Olson, Classes with Clay Shirky, Video Game Dev w/ Frank Lantz

"Interactive Telecommunications Program".

Columbia University in the City of New York
Bachelor's Degree, Music & Computer Science
2001 – 2005
Activities and Societies: Video Game Dev, East Asian Studies, Japanese Study Abroad

Some of the best time of life

Skills & Endorsements

Social Media · 5
Joe Ahearn and 4 connections have given endorsements for this skill

Leadership · 4
Joe Ahearn and 3 connections have given endorsements for this skill

Entrepreneurship · 4
Endorsed by **Maneesh Sagar, who is highly skilled at this**

Show more

Recommendations

Received (0) Given (1)

Maneesh Sagar
Founder @Thynk Ventures / CoFounder SIRL
March 10, 2016, Kunal was a client of Maneesh's

Maneesh can see a piece of technology and connect it to markets adeptly, seeing both the large sell and the initial next steps clearly, and put the contacts you need in your reach. With his background in enterprise software, he is specifically great at packaging your enteprise sale. And the best part of working with him is his ability to adapt to the company's story, and come up with solutions and next steps non-stop that are a good fit for your team.

Accomplishments

3 **Languages**
English • Hindi • Japanese

Interests

Columbia University in the City of ...
260,638 followers

Bill Gates
Co-chair, Bill & Melinda Gates Foundat...
15,800,552 followers

Better Network
6 followers

Columbia University in the City of ...
317,524 followers

NYU

New York University
507,548 followers

Withfriends
5 followers

See all